EXHIBIT 23.3




The Board of Directors
Abigail Adams National Bancorp, Inc.


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the registration statement of Form S-8.



/s/ KPMG PEAT MARWICK LLP

Washington, D.C.
February  27, 1998












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